                                     AMENDED
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

        THIS AMENDED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION dated as of
June __, 2001, (the "Agreement") by and among Sixth Business Service Group,
Inc., a Delaware corporation ("SBSG") and Telesource International, Inc., a
Delaware corporation ("Telesource") amends and restates the previous merger agreement among SBSG's predecessor company, Sixth Business Service Group, Inc., a Florida corporation, and Telesource dated November 30, 1999.

                                 R E C I T A L S

        SBSG and Sixth Business Service Group, Inc., a Florida corporation, merged on June __, 2001 for the purpose of reincorporating the Florida corporation under the laws of the State of Delaware.

        The respective Boards of Directors of SBSG and Telesource deem it desirable and in the best interests of their respective corporations, and of their respective shareholders, subject to, among other things, the approval of the shareholders of SBSG and Telesource, Telesource shall merge with and into SBSG;
as a result of which the holders of shares of capital stock of Telesource will, in the aggregate, receive the consideration hereinafter set forth (collectively, the "Merger"). Upon the terms and subject to the conditions of this Agreement, at the Effective Date (as defined in Section 2.3 of this Agreement) in accordance with the Delaware Business Corporation Act ("BCA"), Telesource shall be merged with and into SBSG and the separate existence of Telesource shall thereupon cease. SBSG shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation."

        NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants contained herein, and in reliance upon the representations and warranties contained in this Agreement, the parties hereto agree as follows:

                          I. RECITALS; TRUE AND CORRECT

The above stated recitals are true and correct and are incorporated into this Agreement.

                                   II. MERGER

        2.1 Merger. In the manner and subject to the terms and conditions set forth herein, Telesource shall merge with and into SBSG, and SBSG shall be the surviving corporation after the Merger and shall continue to exist as a corporation governed by the laws of Delaware.

        2.2 Name Change. Upon the Closing of the Merger, SBSG shall change its name to "Telesource International, Inc." (the "Name Change").

        2.3 Effective Date. If all of the conditions precedent to the obligations of each of the parties hereto as hereinafter set forth shall have been satisfied or shall have been waived, the Merger shall become effective on the date (the
"Effective Date") the Articles of Merger, together with Plans of Merger reflecting the Merger, shall be accepted for filing by the Secretary of State of
Delaware.

        2.4 Securities of the Corporations. The authorized capital stock of
Telesource is comprised of 50,000,000 shares of Common Stock, par value $0.01
(One Cent) per share (the "Telesource Stock"), of which 12,900,000 shares are issued and outstanding and 10,000,000 shares of Preferred Stock. No shares of such Preferred Stock are outstanding. The authorized capital stock of SBSG is comprised of 50,000,000 shares of Common Stock, $.01 par value per share (the
"SBSG Stock"), of which 100,000 shares are issued and outstanding. In addition,
SBSG has authorized but unissued 10,000,000 shares of no par value Preferred
Stock.

        2.5 Shares of the Constituent and Surviving Corporations. The manner and basis of converting the shares of Telesource Stock into shares of SBSG Stock shall be as follows:

        At the Effective Date, by virtue of the Merger and without any action on the part of any holder of any capital stock of either SBSG or Telesource, each share of Telesource Stock issued and outstanding shall be converted into the right to receive one share of SBSG Stock (the "Exchange Ratio").

        2.6 Effect of the Merger. As of the Effective Date, all of the following shall occur:

        (a) The separate existence and corporate organization of Telesource shall cease (except insofar as it may be continued by statute), SBSG shall exist as a surviving corporation.

        (b) Except as otherwise specifically set forth herein, the corporate identity, existence, purposes, powers, franchises, rights and immunities of SBSG shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, powers, franchises and immunities of Telesource shall be merged with and into SBSG as the surviving corporation, shall be fully vested therewith.

        (c) Neither the rights of creditors nor any liens upon or security interests in the property of Telesource shall be impaired by the Merger.

        (d) All corporate acts, plans, policies, agreements approvals and authorizations of the shareholders and Board of Directors of Telesource and of its respective officers, directors and agents, which were valid and effective immediately prior to the Effective Date, shall be the acts, plans, policies, agreements, approvals and authorizations of SBSG and shall be as effective and binding on SBSG as the same were on Telesource.

        (e) SBSG shall be liable for all of the obligations and liabilities of
Telesource.

        (f)     The rights, privileges, goodwill, inchoate rights, franchises and property, real, personal and mixed, and debts due on whatever account and all other things in action belonging to Telesource, shall be, and they hereby are, bargained, conveyed, granted, confirmed, transferred, assigned and set over to and vested in SBSG, without further act or deed.

        (g)     No claim pending at the Effective Date by or against any of Telesource, or any stockholder, officer or director thereof, shall abate or be discontinued
by the Merger, but may be enforced, prosecuted, settled or compromised as if the
Merger had not occurred.

        (h)     All rights of employees and creditors and all liens upon the property of Telesource shall be preserved unimpaired, limited in lien to the property affected by such liens at the Effective Date, and all the debts, liabilities and duties of Telesource shall attach to SBSG and shall be enforceable against SBSG to the same extent as if all such debts, liabilities and duties had been incurred or contracted by Telesource.

        (i)     Except for the Name Change, the Articles of Incorporation of SBSG, as
in effect on the Effective Date, shall be the Articles of Incorporation of the surviving company.

        (j)     The Bylaws of SBSG, as in effect on the Effective Date, shall continue to be the Bylaws of SBSG without change or amendment until such time, if ever, as it is amended thereafter in accordance with the provisions thereof and applicable laws.

        (k)     Upon the Effective Date, the Board of Directors of SBSG shall consist of six designees of Telesource (KJ Semikian, Nidal Zayed, Jeff Adams, Max
Engler, Ibrahim M. Ibrahim, and Weston Marsh), and the officers of SBSG shall be the officers specified by Telesource to hold such offices, as set forth in the
Proxy Statement hereinafter defined.

        (l)     Upon the Effective Date, SBSG shall assume all option plans and warrants issued by Telesource and such arrangements shall continue to operate as plans or warrants of SBSG following the merger except that such option plans or warrants shall represent the right to acquire shares of Common Stock of SBSG, otherwise as in accordance with such plan or warrant.

         III. CONDUCT OF BUSINESS PENDING CLOSING; STOCKHOLDER APPROVAL

Telesource and SBSG covenant that between the date hereof and the date of the Closing:

        3.1 Access to Telesource. Telesource shall (a) give to SBSG and to SBSG's counsel, accountants and other representatives reasonable access, during normal business hours, throughout the period prior to the Closing Date (as defined in
Section 6.1), to all of the books, contracts, commitments and other records of
Telesource and shall furnish SBSG during such period with all information concerning Telesource that SBSG may reasonably request; and (b) afford to SBSG and to SBSG's representatives, agents, employees and independent contractors reasonable access, during normal business hours, to the properties of
Telesource, in order to conduct inspections at SBSG's expense to determine that
Telesource is operating in compliance with all applicable federal, state, local and foreign statutes, rules and regulations, and all material building, fire and zoning laws or regulations and that the assets of Telesource are substantially in the condition and of the capacities represented and warranted in this
Agreement; provided, however, that in every instance described in (a) and (b),
SBSG shall make arrangements with Telesource reasonably in advance and shall use its best efforts to avoid interruption and to minimize interference with the normal business and operations of Telesource. Any such investigation or inspection by SBSG shall not be deemed a waiver of, or otherwise limit, the representations, warranties or covenants of Telesource contained herein.

        3.2 Conduct of Business. During the period from the date hereof to the
Closing Date, Telesource shall and shall use reasonable efforts, to the extent such efforts are within Telesource's control, to cause its business to be operated in the usual and ordinary course of business and in material compliance with the terms of thibcurley@s Agreement.

           3.3 Intentionally Deleted.

        3.4 Access to SBSG. SBSG shall (a) give to Telesource and to Telesource's counsel, accountants and other representatives reasonable access, during normal business hours, throughout the period prior to the Closing Date, to all of the books, contracts, commitments and other records of SBSG and shall furnish
Telesource during such period with all information concerning SBSG that
Telesource may reasonably request; and (b) afford to Telesource and to
Telesource's representatives, agents, employees and independent contractors reasonable access, during normal business hours, to the properties of SBSG in order to conduct inspections at Telesource's expense to determine that SBSG is operating in compliance with all applicable federal, state, local and foreign statutes, rules and regulations, and all material building, fire and zoning laws or regulations and that the assets of SBSG are substantially in the condition and of the capacities represented and warranted in this Agreement; provided, however, that in every instance described in (a) and (b), Telesource shall make arrangements with SBSG reasonably in advance and shall use its best efforts to avoid interruption and to minimize interference with the normal business and operations of SBSG. Any such investigation or inspection by Telesource shall not be deemed a waiver of, or otherwise limit, the representations, warranties or covenants of SBSG contained herein.

        3.5 Conduct of Business. During the period from the date hereof to the
Closing Date, the business of SBSG shall be operated by SBSG in the usual and ordinary course of such business and in material compliance with the terms of this Agreement. Without limiting the generality of the foregoing:

        (a) SBSG shall: (i) comply in all material respects with all laws applicable to it; (ii) not declare any dividend or other distribution, redeem or otherwise acquire any shares of its capital stock or other securities, sell or issue any shares of its capital stock or other or agree to do any of the foregoing; (iii) not make any payments to any of its employees other than reimbursement of accountable expenses in the ordinary course of business in accordance with past practices; (iv) not make any payments, loans or other distribution to any officer, director, employee or agent or prepay any obligations due to any of the foregoing; and (v) not expend nor incur any liabilities or indebtedness, direct or indirect, or enter into any agreements or commitments with respect to same during the period between the date hereof and the Closing Date exclusive of (i) costs and expenses relating to the consummation of the transactions contemplated by this Agreement; (ii) any understandings relating to funding the purchase of shares of SBSG Stock offered for redemption to SBSG by its non-affiliated shareholders in the manner contemplated by the Proxy Statement; and (iii) liabilities based on applications for directors' and officers' liability insurance; and

        (b) SBSG shall timely file all reports required to be filed by it with the
Securities and Exchange Commission (the "SEC").

        3.6 Exclusivity to Telesource. SBSG and its officers, directors, representatives or agents, as appropriate, shall not, from the date hereof until the Closing or the earlier termination of this Agreement, solicit any inquiries, proposals or offers to purchase the business of SBSG or the shares of capital stock of SBSG from any person other than Telesource. Any person inquiring as to the availability of the business or shares of capital stock of SBSG or making an offer therefor shall be told that SBSG is bound by the provisions of this
Agreement. Each of SBSG and its officers, directors, representatives or agents further agree to advise Telesource promptly of any such inquiry or offer.

        3.7 Stockholder Approval. (a) As promptly as reasonably practicable following the date of this Agreement, SBSG shall take all action reasonably necessary in accordance with the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), the laws of the State of Florida and Delaware (following the date if its re-incorporation in that state) and its Articles of
Incorporation and Bylaws to call, give notice of and convene a meeting (the
"Meeting") of its shareholders to consider and vote upon the approval and adoption of (i) the Merger; (ii) such other matters as shall properly come before the Meeting in connection with this Agreement. The approval and adoption of this Agreement and the Merger by the Board of Directors and the shareholders of Telesource in accordance with the laws of the State of Florida or Delaware, as the case may be, Articles of Incorporation and Bylaws and the receipt of the approvals and consents referred to in Section 7.9 is a condition precedent to the undertaking and obligation of SBSG to mail its definitive Proxy Statement
(as hereinafter defined) subject to, among other things, approval by the shareholders of SBSG to its shareholders and to hold the Meeting. The Board of
Directors of SBSG shall unanimously recommend that SBSG's shareholders vote to approve and adopt the Merger, this Agreement and any other matters to be submitted to SBSG's shareholders in connection therewith. SBSG shall, subject as aforesaid, use its best efforts to solicit and secure from shareholders of SBSG such approval and adoption.

        (b) As promptly as reasonably practicable following the date of this
Agreement, SBSG shall prepare and file with the SEC under the Securities Act of
1933, as amended (the "Securities Act"), and the rules and regulations promulgated by the SEC thereunder: a registration statement on Form S-4 (or other form of registration statement as agreed by the parties) covering (i) all shares of SBSG Stock issuable as a consequence of the Merger. Prior to such filings, Telesource shall supply to SBSG, for inclusion in the Initial
Registration Statement, the Financial Statements (as hereinafter defined).
Concurrent with the filing of the Initial Registration Statement, SBSG shall also prepare and file with the SEC under the Securities Act and the rules and regulations promulgated by the SEC thereunder, a preliminary proxy statement
(the "Proxy Statement"; the Proxy Statement and the Initial Registration
Statement are collectively referred to as the "Registration Statement")
pertaining to the Merger. Telesource shall cooperate fully with SBSG in the preparation and filing of the Registration Statement and any amendments and supplements thereto, including, without limitation, the furnishing to SBSG of such information regarding Telesource as shall be required by each of the
Securities Act and the Exchange Act and the respective rules and regulations promulgated by the SEC thereunder. The Registration Statement shall not be filed, and no amendment or supplement thereto shall be made by SBSG, without prior consultation with and the consent of Telesource, which consent shall not be unreasonably withheld or delayed. As promptly as reasonably practicable following the date of this Agreement, SBSG shall cause to be mailed a definitive
Proxy Statement to its shareholders entitled to vote at the Meeting promptly following completion of any review by, or in the absence of such review, the termination of any applicable waiting period of, the SEC and the SEC's declaration of effectiveness of the Registration Statement under the Securities
Act.

        (c) As promptly as practicable but in no event later than the Effective
Date, SBSG shall prepare and file with the NASD OTC Bulletin Board ("BB"), an application to have the SBSG Stock listed for trading on BB.

                IV. REPRESENTATIONS AND WARRANTIES OF TELESOURCE

Telesource represents and warrants to SBSG as follows, with the knowledge and understanding that SBSG is relying materially upon such representations and warranties:

        4.1 Organization and Standing. Telesource is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.
Telesource has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law, except where the failure to qualify (individually or in the aggregate) does not have any material adverse effect on the assets, business or financial condition of Telesource, and all states in which each is qualified to do business as of the date hereof, have been disclosed to SBSG The copies of the Articles of Incorporation and Bylaws of
Telesource, as amended to date, delivered to SBSG, are true and complete copies of these documents as now in effect. Except as otherwise set forth in the
Telesource Disclosure Schedule, Telesource does not own any interest in any other corporation, business trust or similar entity. The minute book of
Telesource contains accurate records of all meetings of its respective Board of
Directors and shareholders since its incorporation.

        4.2 Capitalization. The authorized capital stock of Telesource, the number of shares of capital stock which are issued and outstanding and par value thereof are as set forth in the Telesource Disclosure Schedule. All of such shares of capital stock are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. Except as disclosed in the Telesource Disclosure Schedule,

there are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which Telesource is a party or by which it is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of Telesource. There are no outstanding securities convertible or exchangeable, actually or contingently, into shares of common stock or any other securities of Telesource.

        4.3 Authority. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Telesource in accordance therewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligation of Telesource, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

        4.4 Properties. Except as set forth on the Telesource Disclosure Schedule,
Telesource has good title to all of the assets and properties which it purports to own as reflected on the balance sheet included in the Financial Statements
(as hereinafter defined), or thereafter acquired. Telesource has a valid leasehold interest in all material property of which it is the lessee and each such lease is valid, binding and enforceable against Telesource, as the case may be, and, to the best knowledge of Telesource, the other parties thereto in accordance with its terms. Neither Telesource nor the other parties thereto are in material default in the performance of any material provisions thereunder.
Neither the whole nor any material portion of the assets of Telesource is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the best knowledge of Telesource, any such condemnation, expropriation or taking been proposed.

        4.5 Contracts Listed; No Default. All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to present or proposed future operations of Telesource (except employment or other agreements terminable at will and other agreements which, in the aggregate, are not material to the business, properties or prospects of Telesource and except governmental licenses, permits, authorizations, approvals and other matters referred to in Section 4.17), which would be required to be listed as exhibits to a Registration Statement on Form S-4 or an Annual Report on Form 10-K if
Telesource were subject to the reporting requirements of the Exchange Act
(individually, the "Telesource Contract" and collectively, the "Telesource
Contracts"), have been described and disclosed to SBSG. Telesource is the holder of, or party to, all of the Telesource Contracts. To the best knowledge of
Telesource, the Telesource Contracts are valid, binding and enforceable by the signatory thereto against the other parties thereto in accordance with their terms. Telesource's operation of its business has been, is, and will, between the date hereof and the Closing Date, continue to be, consistent with the material terms and conditions of the Telesource Contracts.

        4.6 Litigation. Except as will be provided to SBSG for inclusion in Form
S-4, to the best of Telesource's knowledge, there is no claim, action, proceeding or investigation pending or, to the best knowledge of Telesource, threatened against or affecting Telesource before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of
Telesource, could have any materially adverse effect on Telesource. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Telesource.

        4.7 Taxes. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax,

levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns"
shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes or to any benefit plans.

Telesource has duly filed all Returns required by any law or regulation to be filed by it, except for extensions duly obtained. All such Returns were, when filed, and to the best knowledge of Telesource, are accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations in all material respects. Telesource has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

        4.8 Compliance with Laws and Regulations. To its best knowledge, Telesource is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions where the business of Telesource is currently conducted or to which Telesource is currently subject which has a material impact on Telesource, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, and all state and federal antitrust and fair trade practice laws and the Federal Occupational Health and Safety Act.
Telesource knows of no assertion by any party that Telesource is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by Telesource. To the best knowledge of Telesource, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of Telesource.

        4.9 Compliance with Laws. (a) To its best knowledge, the business, operations, property and assets of Telesource (and, to the best knowledge of
Telesource, the business of any sub-tenant or licensee which is occupying or has occupied any space on any premises of Telesource and the activities of which could result in any material adverse liability to Telesource) (i) conform with and are in compliance in all material respects with all, and are not in material violation of any applicable federal, state and local laws, rules and regulations, including, but not limited to, the Comprehensive Environmental
Response Compensation and Liability Act of 1980, as amended (including the 1986
Amendments thereto and the Superfund Amendments and Reauthorization Act)
("CERCLA"), and the Resource Conservation and Recovery Act ("RCRA"), as well as any other laws, rules or regulations relating to tax, product liability, controlled substances, product registration, environmental protection, hazardous or toxic waste, employment, or occupational safety matters; and (ii) have been conducted and operated in a manner such that, to Telesource's best knowledge,
Telesource has foreseeable potential liabilities for environmental clean-up under CERCLA, RCRA or under any other law, rule, regulation or common or civil law doctrine.

        (b) To its best knowledge, no predecessor-in-title to any real property now or previously owned or operated by Telesource, nor any predecessor operator thereof conducted its business or operated such property in violation of CERCLA and RCRA or any other applicable federal, state and local laws, rules and regulations relating to environmental protection or hazardous or toxic waste matters.

        (c) Except as will be disclosed to SBSG for inclusion in Form S-4, no suit, action, claim, proceeding, nor investigation, review or inquiry by any court or federal, state, county, municipal or local governmental department, commission, board, bureau, agency or instrumentality, including, without limitation, any state or local health department (all of the foregoing collectively referred to as "Governmental Entity") concerning any such possible violations by Telesource is pending or, to the best knowledge of Telesource, threatened, including, but not limited to, matters relating to diagnostic tests and products and product liability, environmental protection, hazardous or toxic waste, controlled substances, employment, occupational safety or tax matters. Telesource does not know of any reasonable basis or ground for any such suit, claim, investigation, inquiry or proceeding. For purposes of this Section 4.9, the term "inquiry"
includes, without limitation, all pending regulatory issues (whether before federal, state, local or inter-governmental regulatory authorities) concerning any regulated product, including, without limitation, any diagnostic drugs and products.

        4.10 Reserved.

        4.11 Condition of Assets. The equipment, fixtures and other personal property of Telesource, taken as a whole, is in good operating condition and repair (ordinary wear and tear excepted) for the conduct of the business of
Telesource as is contemplated to be conducted.

        4.12 No Breaches. To its best knowledge, the making and performance of this
Agreement and the other agreements contemplated hereby by Telesource will not
(i) conflict with or violate the Articles of Incorporation or the Bylaws of
Telesource; (ii) violate any material laws, ordinances, rules or regulations, or any order, writ, injunction or decree to which Telesource is a party or by which
Telesource or any of its respective assets, businesses, or operations may be bound or affected; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of Telesource under, or create any rights of termination, cancellation or acceleration in any person under, any Telesource
Contract.

        4.13 Employees. Except as set forth in the Telesource Disclosure Schedule, none of the employees of Telesource is represented by any labor union or collective bargaining unit and, to the best knowledge of Telesource, no discussions are taking place with respect to such representation.

        4.14 Financial Statements. Telesource has disclosed to SBSG an audited balance sheet as of December 31, 1998 and related statements of operations, statements of cash flows and statements of shareholders' equity of Telesource for the one-year period ended December 31, 1998 (collectively, the "Financial
Statements"). The Financial Statements present fairly, in all respects, the consolidated financial position and results of operations of Telesource as of the dates and periods indicated. The Financial Statements, when submitted to
SBSG for inclusion in the Registration Statement, will have been prepared in accordance with Regulation S-X of the SEC and, in particular, Rules 1-02 and
3-05 promulgated thereunder.

        4.15 Absence of Certain Changes or Events. Except as previously disclosed by Telesource, since December 31, 1998, there has not been:

     (a) Any material  adverse  change in the financial  condition,  properties, assets, liabilities or business of Telesource;

     (b) Any material damage,  destruction or loss of any material properties of
Telesource, whether or not covered by insurance;

     (c) Intentionally Deleted;

     (d) Any material change in the treatment and protection of trade secrets or other confidential information of Telesource;

        (e) Any material change in the business or contractual relationship of
Telesource with any customer or supplier which might reasonably be expected to adversely affect the business or prospects of Telesource; and

     (f) Any agreement by Telesource,  whether written or oral, to do any of the foregoing.

        4.16 Governmental Licenses, Permits, Etc. To its best knowledge, Telesource has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits").

        4.17 Employee Agreements. (a) For purposes of this Agreement, the following definitions apply:

        (1) "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended, and any regulations promulgated thereunder.

        (2) "Multi-employer Plan" means a plan, as defined in ERISA Section 3(37), to which Telesource contributes or is required to contribute.

        (3) "Employee Plan" means any pension, retirement, profit sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of
ERISA other than a Multi-employer Plan to which Telesource contributes, sponsors, maintains or otherwise is bound to with regard to any benefits on behalf of the employees of Telesource.

        (4) "Employee Pension Plan" means any Employee Plan for the provision of retirement income to employees or which results in the deferral of income by employees extending to the termination of covered employment or beyond as defined in Section 3(2) of ERISA.

        (5) "Employee Welfare Plan" means any Employee Plan other than an Employee
Pension Plan.

        (6) "Compensation Arrangement" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees of Telesource, former employees, officers, directors or shareholders of Telesource any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan.

        (b) Telesource has disclosed all (1) employment agreements and collective bargaining agreements to which Telesource is a party; (2) Compensation
Arrangements of Telesource; (3) Employee Welfare Plans; (4) Employee Pension
Plans; and (5) consulting agreements under which Telesource has or may have any monetary obligations to employees or consultants of Telesource or their beneficiaries or legal representatives or under which any such persons may have any rights. Telesource has previously made available to SBSG true and complete copies of all of the foregoing employment contracts, collective bargaining agreements, Employee Plans and Compensation Arrangements, including descriptions of any unwritten contracts, agreements, Compensation Arrangements or Employee
Plans, as amended to date. In addition, with respect to any Employee Plan which continues after the Closing Date, Telesource has previously delivered or made available to SBSG (1) any related trust agreements, master trust agreements, annuity contracts or insurance contracts; (2) certified copies of all Board of
Directors' resolutions adopting such plans and trust documents and amendments thereto; (3) current investment management agreements; (4) custodial agreements;
(5) fiduciary liability insurance policies; (6) indemnification agreements; (7)

the most recent determination letter (and underlying application thereof and correspondence and supplemental material related thereto) issued by the Internal
Revenue Service with respect to the qualification of each Employee Plan under the provisions of Section 401(a) of the Code; (8) copies of all "advisory opinion letters," "private letter rulings," "no action letters," and any similar correspondence (and the underlying applications therefor and correspondence and supplemental material related thereto) that was issued by any governmental or quasigovernmental agency with respect to the last plan year; (9) Annual Reports
(Form 5500 Series) and Schedules A and B thereto for the last plan year; (10)
all actuarial reports prepared for the last plan year; (11) all certified
Financial Statements for the last plan year; and (12) all current Summary Plan
Descriptions, Summaries of Material Modifications and Summary Annual Reports.

        4.19 Business Locations. Telesource does not nor does it own or lease any real or personal property in any state except as already disclosed.

        4.20 Intellectual Property. Telesource has disclosed all of the
Intellectual Property (as hereinafter defined) used by Telesource which constitutes a material patent, trade name, trademark, service mark or application for any of the foregoing. "Intellectual Property" means all of
Telesource's right, title and interest in and to all patents, trade names, assumed names, trademarks, service marks, and proprietary names, copyrights
(including any registration and pending applications for any such registration for any of them), together with all the goodwill relating thereto and all other intellectual property of Telesource. . To the best knowledge of Telesource, it is not infringing upon, or otherwise violating, the rights of any third party with respect to any Intellectual Property. No proceedings have been instituted against or claims received by Telesource, nor to its best knowledge are any proceedings threatened alleging any such violation, nor does Telesource know of any valid basis for any such proceeding or claim. To the best knowledge of
Telesource, there is no infringement or other adverse claims against any of the
Intellectual Property owned or used by Telesource. To the best knowledge of
Telesource, its use of software does not violate or otherwise infringe the rights of any third party.

        4.21 Warranties. Telesource has disclosed for inclusion in Form S-4 a true and complete list of the forms of the express warranties and guaranties made by
Telesource to third parties with respect to services rendered by Telesource.

        4.22 Suppliers. Telesource knows and has no reason to believe that, either as a result of the transactions contemplated hereby or for any other reason
(exclusive of expiration of a contract upon the passage of time), any present material supplier of Telesource will not continue to conduct business with
Telesource after the Closing Date in substantially the same manner as it has conducted business prior thereto.

        4.23 Accounts Receivable. The accounts receivable reflected on the balance sheets included in the Financial Statements, or thereafter acquired by
Telesource, consists, in the aggregate in all material respects, of items which are collectible in the ordinary and usual course of business.

        4.24 Governmental Approvals. To its best knowledge, other than as set forth herein, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Telesource with, any governmental authority, federal, state or local, is required in connection with
Telesource's execution, delivery and performance of this Agreement.

        4.25 No Omissions or Untrue Statements. None of the information relating to
Telesource supplied or to be supplied in writing by it specifically for inclusion in the Registration Statement, at the respective times that the
Registration Statement becomes effective (or any registration statement included therein), the Proxy Statement is first mailed to SBSG's shareholders and the

                                       10

meeting of SBSG's shareholders takes place, as the case may be, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. SBSG shall give notice to Telesource in advance of the dates of such effectiveness, mailing and meeting sufficient to permit Telesource to fulfill its obligations under the second sentence of this Section.

        4.26 Telesource Disclosure Complete. Telesource shall promptly disclose any events occur prior to the Closing Date that would have been required to be disclosed had they existed at the time of executing this Agreement.

                    V. REPRESENTATIONS AND WARRANTIES OF SBSG

        SBSG represents and warrants to Telesource as follows, with the best knowledge and understanding that Telesource is relying materially on such representations and warranties:

        5.1 Organization and Standing of SBSG. SBSG is a corporation duly organized, validly existing and in good standing under the laws of the State of
Delaware, and has the corporate power to carry on its business as now conducted and to own its assets and it not required to qualify to transact business as a foreign corporation in any state or other jurisdiction. The copies of the
Articles of Incorporation and Bylaws of SBSG, delivered to Telesource, are true and complete copies of those documents as now in effect. SBSG does not own any capital stock in any other corporation, business trust or similar entity, and is not engaged in a partnership, joint venture or similar arrangement with any person or entity. The minute books of SBSG contain accurate records of all meetings of its incorporator, shareholders and Board of Directors since its date of incorporation.

        5.2 SBSG's Authority. SBSG's Board of Directors has approved and adopted this Agreement and the Merger and has resolved to recommend approval and adoption of this Agreement and the Merger by SBSG's shareholders. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by SBSG in accordance herewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligations of SBSG, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

        5.3 Reserved.

        5.4 No Breaches. To its best knowledge, the making and performance of this
Agreement (including, without limitation, the issuance of the SBSG Stock) by
SBSG will not (i) conflict with the Articles of Incorporation or the Bylaws of
SBSG; (ii) violate any order, writ, injunction, or decree applicable to SBSG; or
(iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of
SBSG under, or create any rights of termination, cancellation or acceleration in any person under, any agreement, arrangement or commitment, or violate any provisions of any laws, ordinances, rules or regulations or any order, writ, injunction or decree to which SBSG is a party or by which SBSG or any of its assets may be bound.

        5.5 Capitalization. The SBSG Stock consists of 50,000,000 shares of common stock, no par value per share. Only 100,000 shares of SBSG Stock are issued and outstanding. All of the outstanding SBSG Stock is duly authorized, validly issued, fully paid and nonassessable, and was not issued in violation of the preemptive rights of any person. The SBSG Stock to be issued upon effectiveness of the Merger, when issued in accordance with the terms of this Agreement shall

                                       11

be duly authorized, validly issued, fully paid and nonassessable. Other than as stated in this Section 5.5, there are no outstanding subscriptions, options, warrants, calls or rights of any kind issued or granted by, or binding upon,
SBSG, to purchase or otherwise acquire any shares of capital stock of SBSG, or other equity securities or equity interests of SBSG or any debt securities of
SBSG. There are no outstanding securities convertible or exchangeable, actually or contingently, into shares of SBSG Stock or other stock of SBSG.

        5.6 Business. SBSG, since its formation, has engaged in no business other than to seek to serve as a vehicle for the acquisition of an operating business, and, except for this Agreement, is not a party to any contract or agreement for the acquisition of an operating business.

        5.7 Governmental Approval; Consents. To its best knowledge, except for the reports required to be filed in the future by SBSG, as a reporting company, under the Exchange Act and under the Securities Act, the filing of the
Registration Statement under the Securities Act, the Proxy Statement under the
Exchange Act for the purpose of seeking stockholder approval of the Merger referred to in Section 2.1 and the issuance of the SBSG Stock pursuant to the
Merger and the filing of the S-4 Registration Statement (or other form of registration statement as agreed by the parties), no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by SBSG with, any governmental authority, federal, state or local, is required in connection with SBSG's execution, delivery and performance of this Agreement. No consents of any other parties are required to be received by or on the part of SBSG to enable SBSG to enter into and carry out this Agreement.

        5.8 Financial Statements. To its best knowledge, the financial statements of SBSG included in SBSG's SEC Reports, as hereinafter defined (collectively, the "SBSG Financial Statements") present fairly, in all material respects, the financial position of SBSG as of the respective dates and the results of its operations for the periods covered in accordance with GAAP. Without limiting the generality of the foregoing, (i) except as set forth in the SBSG Disclosure
Schedule, there is no basis for any assertion against SBSG as of the date of said balance sheets of any material debt, liability or obligation of any nature not fully reflected or reserved against in such balance sheets or in the notes thereto; and (ii) there are no assets of SBSG, the value of which (in the reasonable judgment of SBSG) is materially overstated in said balance sheets.
Except as disclosed therein, SBSG has no known material contingent liabilities
(including liabilities for taxes), unusual forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments. SBSG is not a party to any contract or agreement for the forward purchase or sale of any foreign currency.

        5.9 Adverse Developments. Except as expressly provided or set forth in, or required by, this Agreement, or as set forth in the SBSG Financial Statements, since March 1997, there have been no materially adverse changes in the assets, liabilities, properties, operations or financial condition of SBSG, and no event has occurred other than in the ordinary and usual course of business or as set forth in SBSG's SEC Reports or in the SBSG Financial Statements which could be reasonably expected to have a materially adverse effect upon SBSG, and SBSG does not know of any development or threatened development of a nature that will, or which could be reasonably expected to, have a materially adverse effect upon
SBSG's operations or future prospects.

        5.10 SBSG's U.S. Securities and Exchange Commission Reports. The SBSG Stock
was registered under Section 12 of the Exchange Act on Form 10. Since its inception, SBSG and each of its officers and directors has filed all reports, registrations and other documents, together with any amendments thereto, required to be filed under the Securities Act and the Exchange Act, including, but not limited to, proxy statements and reports on Form 10-KSB, Form 10-QSB and
Form 8-K, and SBSG and each of its officers and directors will file all such

                                       12

reports, registrations and other documents required to be filed by it from the date of this Agreement to the Closing Date (all such reports, registrations and documents, including registrations and documents voluntarily filed or to be filed with the SEC, with the exception of the Registration Statement and the
Proxy Statement, are collectively referred to as "SBSG's SEC Reports"). As of their respective dates, SBSG's SEC Reports complied or will comply in all material respects with all rules and regulations promulgated by the SEC and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As part of the SBSG Disclosure Schedule, SBSG has provided to
Telesource a true and complete copy of all of SBSG's SEC Reports filed on or prior to the date hereof, and will promptly provide to Telesource a true and complete copy of any such reports filed after the date hereof and on or prior to the Closing Date.

        5.11 Contracts Listed; No Default. All material contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to the present operations of SBSG shall be disclosed to Telesource. All of such contracts, agreements, leases, commitments and understandings, written or oral, and any other contract, agreement, lease, commitment or understanding, written or oral, binding upon SBSG, are listed in the SBSG Disclosure Schedule (the
"SBSG Contracts"). To the best knowledge of SBSG, the SBSG Contracts are valid, binding and enforceable by SBSG against the other parties thereto in accordance with their terms. Neither SBSG nor, to the best knowledge of SBSG, any of the other parties thereto is in default or breach of any material provision of the
SBSG Contracts. SBSG shall furnish Telesource by the effective date of this agreement with a true and complete copy of each SBSG Contract, as amended.

        5.12 Taxes. SBSG has duly filed all Returns required by any law or regulation to be filed by it except for extensions duly obtained. All such
Returns were, when filed, and to the best of SBSG's best knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. SBSG has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the
Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

        SBSG is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against SBSG that has not been paid.
There are no Tax liens upon the assets of SBSG (other than the lien of personal property taxes not yet due and payable). There is no valid basis, to the best of
SBSG's best knowledge, except as set forth in the SBSG Disclosure Schedule, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to SBSG by any governmental authority.

        5.13 Litigation. Except as disclosed in the SBSG Disclosure Schedule, there is no claim, action, proceeding or investigation pending or, to SBSG's best knowledge, threatened against or affecting SBSG before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of SBSG, could have a materially adverse effect on SBSG. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against SBSG.

        5.14 Compliance with Laws and Regulations. To its best knowledge, SBSG is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions in which the business of SBSG is currently conducted or to which
SBSG is currently subject, which may have a material impact on SBSG, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, all state and federal antitrust and fair trade practice laws and the Federal Occupational Health and Safety Act. SBSG does not know of

                                       13

any assertion by any party that SBSG is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by SBSG. To SBSG's best knowledge, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications of existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of SBSG.

        5.15 Compliance with Laws. (a) To its best knowledge, the business operations, property and assets of SBSG (and to the best knowledge of SBSG, the business of any sub-tenant or license which is occupying or has occupied any space on any premises of SBSG and the activities of which could result in any material adverse liability to SBSG) (i) conform with and are in compliance in all material respects with all, and are not in material violation of any applicable federal, state and local laws, rules and regulations, including, but not limited to, CERCLA and RCRA, as well as any other laws, rules or regulations relating to tax, product liability, controlled substances, product registration, environmental protection, hazardous or toxic waste, employment, or occupational safety matters; and (ii) have been conducted and operated in a manner such that, to SBSG's best knowledge, SBSG has no foreseeable potential liabilities for environmental clean-up under CERCLA, RCRA or under any law, rule, regulation or common or civil law doctrine.

        (b) To its best knowledge, no predecessor-in-title to any real property now or previously owned or operated by SBSG, nor any predecessor operator thereof conducted its business or operated such property in violation of CERCLA and RCRA or any other applicable, federal, state and local laws, rules and regulations relating to environmental protection or hazardous or toxic waste matters.

        (c) Except as disclosed in the SBSG Disclosure Schedule, no suit, action, claim, proceeding nor investigation review or inquiry by any Government Entity
(as defined in Section 4.9) concerning any such possible violations by SBSG is pending or, to SBSG's best knowledge, threatened, including, but not limited to, matters relating to diagnostic tests and products and product liability, environmental protection, hazardous or toxic waste, controlled substances, employment, occupational safety or tax matters. SBSG does not know of any reasonable basis or ground for any such suit, claim, investigation, inquiry or proceeding.

        5.16 Governmental Licenses, Permits, Etc. To its best knowledge, SBSG has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted. All such licenses, permits, authorizations and approvals are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

        5.17 Brokers. SBSG has not made any agreement or taken any action with any person or taken any action which would cause any person to be entitled to any agent's, broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement.

        5.18 Employee Plans. Except as listed in SBSG's SEC Reports, SBSG has no employees, consultants or agents, and SBSG has no Employee Plans or Compensation
Arrangements.

        5.19 Registration Statement and Proxy Statement. To its best knowledge, the
Registration Statement and the Proxy Statement will comply with, and will be distributed in accordance with, as applicable, the BCA, the Securities Act and the Exchange Act and all rules and regulations of the SEC promulgated under such acts, and state securities or blue sky laws. At the time that the Registration
Statement (or any registration statement included therein) becomes effective, the Proxy Statement is first mailed to SBSG's shareholders and the meeting of
SBSG's shareholders takes place, as the case may be, neither the Registration

                                       14

Statement nor the Proxy Statement will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation shall not be deemed to apply to information included in the
Registration Statement or the Proxy Statement relating to Telesource which was furnished by Telesource to SBSG for use in the Registration Statement and the
Proxy Statement and which was made in conformity with the information so furnished.

        5.20 Accounts. SBSG has previously disclosed to Telesource a list of all banks and other institutions in which SBSG maintains an account (including checking, savings, cash management, brokerage, money market or any other type of account) or safe deposit box, the address and telephone of such bank or other institution, the name of SBSG's contact person with respect to such account or safe deposit box, the account number of each such account, and the names of all person authorized to make draws on such accounts or who have access to such safe deposit boxes.

        5.21 No Omissions or Untrue Statements. No representations or warranties made by SBSG to Telesource in this Agreement or in any certificate of a SBSG officer required to be delivered to Telesource pursuant to the terms of this
Agreement contains or will contain any untrue statement of a material fact, omits or will omit to state a material fact necessary to make the statement contained herein or therein not misleading as of the date hereof and as of the
Closing Date.

          5.22 Reserved.

          5.23 Reserved.

        5.24 SBSG Disclosure Schedule Complete. SBSG shall promptly supplement the
SBSG Disclosure Schedule if events occur prior to the Closing Date that would have been required to be disclosed had they existed at the time of executing this Agreement. The SBSG Disclosure Schedule, as supplemented prior to the
Closing Date, will contain a true, correct and complete list and description of all items required to be set forth therein. The SBSG Disclosure Schedule, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the SBSG
Disclosure Schedule following the date hereof shall not in any way affect
Telesource's right not to consummate the transactions contemplated hereby as set forth in Section 6.2 hereof.

                  VI. STOCKHOLDER APPROVAL; CLOSING DELIVERIES

        6.1 Stockholder Approval. SBSG shall submit the Merger and this Agreement to its shareholders for approval and adoption at the Meeting to be held as soon as practicable following the date or this Agreement in accordance with Section
3.7 hereof. Subject to the Merger and this Agreement receiving all approvals of
SBSG and Telesource shareholders and regulatory approvals and the absence of 30%
or more of the non-affiliated shareholders of SBSG (i) voting against the
Merger; and (ii) requesting redemption of their shares of SBSG Stock in the manner to be set forth in the Proxy Statement, and subject to the other provisions of this Agreement, the parties shall hold a closing (the "Closing")
no later than the fifth business day (or such later date as the parties hereto may agree) following the later of (a) the date of the Meeting of Shareholders of
SBSG to consider and vote upon the Merger and this Agreement and the Name Change or (b) the business day on which the last of the conditions set forth in
Articles VII and VIII hereof is fulfilled or waived (such later date, the
"Closing Date"), at 10:00 A.M. at the offices of WILLIAMS LAW GROUP, P.A., or at such other time and place as the parties may agree upon.

                                       15

        6.2 Closing Deliveries of Telesource. At the Closing, Telesource shall deliver, or cause to be delivered, to SBSG:

        (a) A certificate dated as of the Closing Date, to the effect that the representations and warranties of Telesource contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that
Telesource has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by Telesource on or prior to the Closing Date;

        (b) Intentionally Deleted;

        (c) a certificate, dated as of the Closing Date, certifying as to the
Articles of Incorporation and Bylaws of Telesource, the incumbency and signatures of the officers of each of Telesource and copies of the directors'
and shareholders' resolutions of Telesource approving and authorizing the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby;

        (d) Such other documents, at the Closing or subsequently, as may be reasonably requested by SBSG as necessary for the implementation and consummation of this Agreement and the transactions contemplated hereby.

        6.3 Closing Deliveries of SBSG. At the Closing, SBSG shall deliver to
Telesource:

        (a) A certificate of SBSG, dated as of the Closing Date, to the effect that the representations and warranties of SBSG contained in this Agreement are true and correct in all material respects and that SBSG has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by SBSG on or prior to the Closing Date;

        (b) A certificate, dated as of the Closing Date, executed by the Secretary of SBSG, certifying the Articles of Incorporation, Bylaws, incumbency and signatures of officers of SBSG and copies of SBSG's directors' and shareholders'
resolutions approving and authorizing the execution and delivery of this
Agreement and the consummation of the transactions contemplated hereby;

        (c) An opinion of SBSG's counsel, WILLIAMS LAW GROUP, P.A., in form and substance reasonably satisfactory to Telesource, in a form to be mutually agreed to prior to the Closing;

        (d) The written resignations of all officers, and all directors of SBSG.

        (e) Certificates representing the SBSG Stock issuable upon consummation of the Merger;

        (f) The books and records of SBSG; and

        (h) Documentation satisfactory to Telesource evidencing the fact that the signatories on all relevant bank accounts of SBSG have been changed to signatories designated by Telesource.

                  VII. CONDITIONS TO OBLIGATIONS OF Telesource

        The obligation of Telesource to consummate the Closing is subject to the following conditions, any of which may be waived by Telesource in its sole discretion:

                                       16

        7.1 Compliance by SBSG. SBSG shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by SBSG prior to or on the Closing Date.

        7.2 Accuracy of SBSG's Representations. SBSG's representations and warranties contained in this Agreement (including the SBSG Disclosure Schedule)
or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date
(except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

        7.3 Material Adverse Change. No material adverse change shall have occurred subsequent to March 1999 in the financial position, results of operations, assets, liabilities or prospects of SBSG, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities or prospects of SBSG within the reasonable discretion of Telesource.

        7.4 Documents. All documents and instruments delivered by SBSG to
Telesource at the Closing shall be in form and substance reasonably satisfactory to Telesource and its counsel.

        7.5 Capitalization. At the Closing Date, SBSG shall have not more than
100,000 shares of SBSG Stock issued and outstanding.

        7.6 Effectiveness of Registration Statement; No Stop Order. The
Registration Statement shall be effective under the Securities Act and shall not be subject to a stop order or any threatened stop order.

        7.7 Reorganization. The Merger shall qualify as a tax-free reorganization under Section 368 of the Code.

        7.8 Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to Telesource's best knowledge, be threatened.

        7.9 Certain Consents. Telesource shall have received from Pender & Newkirk a consent in writing, in form and substance acceptable for filing with the SEC, to Telesource's entry into this Agreement and consummation of the Merger.

                     VIII. CONDITIONS TO SBSG'S OBLIGATIONS

        SBSG's obligation to consummate the closing is subject to the following conditions, any of which may be waived by SBSG in its sole discretion:

        8.1 Compliance by Telesource. Telesource shall have performed and complied in all material respects with all agreements and conditions required by this
Agreement to be performed or complied with prior to or on the Closing Date.

        8.2 Accuracy of Telesource's Representations. Telesource's representations and warranties contained in this Agreement or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

                                       17

        8.3 Material Adverse Change. No material adverse change shall have occurred subsequent to September 30, 1999 in the financial position, results of operations, assets, liabilities or prospects of Telesource taken as a whole, nor shall any event or circumstance have occurred which would result in a material adverse change in the business, assets or condition, financial or otherwise, of
Telesource taken as a whole, within reasonable discretion of SBSG.

        8.4 Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to SBSG's best knowledge, be threatened.

        8.5 Reorganization. The Merger shall qualify as a tax-free reorganization under Section 368 of the Code and there are no material adverse tax consequences to the Merger.

        8.6 Documents. All documents and instruments delivered by Telesource to
SBSG at the Closing shall be in form and substance reasonably satisfactory to
SBSG and its counsel.

                               IX. INDEMNIFICATION

        9.1 By Telesource. Subject to Section 9.4, Telesource shall indemnify, defend and hold SBSG, its directors, officers, shareholders, attorneys, agents and affiliates, harmless from and against any and all losses, costs, liabilities, damages, and expenses (including legal and other expenses incident thereto) of every kind, nature and description, including any undisclosed liabilities (collectively, "Losses") that result from or arise out of (i) the breach of any representation or warranty of Telesource set forth in this
Agreement or in any certificate delivered to SBSG pursuant hereto; or (ii) the breach of any of the covenants of Telesource contained in or arising out of this
Agreement or the transactions contemplated hereby.

        9.2 By SBSG. Subject to Section 9.4, SBSG shall indemnify, defend and hold
Telesource, its directors, officers, shareholders, attorneys, agents and affiliates, harmless from and against any and all losses, costs, liabilities, damages, and expenses (including legal and other expenses incident thereto) of every kind, nature and description, including any undisclosed liabilities
(collectively, "Losses") that result from or arise out of (i) the breach of any representation or warranty of SBSG set forth in this Agreement or in any certificate delivered to Telesource pursuant hereto; or (ii) the breach of any of the covenants of SBSG contained in or arising out of this Agreement or the transactions contemplated hereby.

        9.3 Claims Procedure. Should any claim covered by Sections 9.1 or 9.2 be asserted against a party entitled to indemnification under this Article (the
"Indemnitee"), the Indemnitee shall promptly notify the party obligated to make indemnification (the "Indemnitor"); provided, however, that any delay or failure in notifying the Indemnitor shall not affect the Indemnitor's liability under this Article if such delay or failure was not prejudicial to the Indemnitor. The
Indemnitor upon receipt of such notice shall assume the defense thereof with counsel reasonably satisfactory to the Indemnitee and the Indemnitee shall extend reasonable cooperation to the Indemnitor in connection with such defense.
No settlement of any such claim shall be made without the consent of the
Indemnitor and Indemnitee, such consent not to be unreasonably withheld or delayed, nor shall any such settlement be made by the Indemnitor which does not provide for the absolute, complete and unconditional release of the Indemnitee from such claim. In the event that the Indemnitor shall fail, within a reasonable time, to defend a claim, the Indemnitee shall have the right to assume the defense thereof without prejudice to its rights to indemnification hereunder.

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        9.4 Limitations on Liability. Neither Telesource nor SBSG shall be liable hereunder as a result of any misrepresentation or breach of such party's representations, warranties or covenants contained in this Agreement unless and until the Losses incurred by each, as the case may be, as a result of such misrepresentations or breaches under this Agreement shall exceed, in the aggregate, $2,000.00 (in which case the party liable therefor shall be liable for the entire amount of such claims, including the first $2,000.00).

                                 X. TERMINATION

        10.1 Termination Prior to Closing. (a) This Agreement may be terminated by
Telesourse upon 10 days notice to SBSG. If the Closing has not occurred by 31
December 2001, subject to a 30 day extension by Telesource, or any other extension as agreed by the parties (the "Termination Date"), any of the parties hereto may terminate this Agreement at any time thereafter by giving written notice of termination to the other parties; provided, however, that SBSG may not terminate this Agreement if such party has willfully or materially breached any of the terms and conditions hereof.

        (b) Prior to the Termination Date either party to this Agreement may terminate this Agreement following the insolvency or bankruptcy of the other, or if any one or more of the conditions to Closing set forth in Article VI, Article
VII or Article VIII shall become incapable of fulfillment and shall not have been waived by the party for whose benefit the condition was established, then either party may terminate this Agreement.

        (c) Prior to the Closing Date, Telesource shall be able to terminate this
Agreement for its convenience, subject to a 30 day notice.

        10.2 Consequences of Termination. Upon termination of this Agreement pursuant to this Article X or any other express right of termination provided elsewhere in this Agreement, the parties shall be relieved of any further obligation to the others except as specified in Section 12.3. No termination of this Agreement, however, whether pursuant to this Article X hereof or under any other express right of termination provided elsewhere in this Agreement, shall operate to release any party from any liability to any other party incurred before the date of such termination or from any liability resulting from any willful misrepresentation made in connection with this Agreement or willful breach hereof.

                            XI. ADDITIONAL COVENANTS

        11.1 Mutual Cooperation. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

        11.2 Changes in Representations and Warranties of Telesource. Between the
date of this Agreement and the Closing Date, Telesource shall not, directly or indirectly, except as contemplated in the Telesource Disclosure Schedule, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of Telesource herein contained not being true and correct at and as of (a) the time immediately following the occurrence of such transaction or event or (b) the

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Closing Date. Telesource shall promptly give written notice to SBSG upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (ii)
any impending or threatened breach in any material respect of any of the representations and warranties of Telesource contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

        11.3 Changes in Representations and Warranties of SBSG. Between the date of this Agreement and the Closing Date, SBSG shall not, directly or indirectly, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of SBSG herein contained not being true and correct at and as of (a) the time immediately following the occurrence of such transaction or event or (b) the
Closing Date. SBSG shall promptly give written notice to Telesource upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (ii)
any impending or threatened breach in any material respect of any of the representations and warranties of SBSG contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

                               XII. MISCELLANEOUS

        12.1 Expenses. (a) Prior to the Closing Date, SBSG will pay in full for its counsel and financial consultant and all their costs. As of the Closing Date,
SBSG shall have zero accounts payable and no liabilities, accrued or otherwise.
SBSG will be responsible for costs incurred to respond to any SEC comments on the Registration Statement and Proxy Statement prepared in connection with this merger.

        (b) Telesource will pay for its accountants and attorneys and its costs.
Telesource will be responsible for paying the SEC filing fee, and state filing fees and all costs of converting its documents so they can be filed with the
SEC.

        12.2 Survival of Representations, Warranties and Covenants. All statements contained in this Agreement or in any certificate delivered by or on behalf of
Telesource or SBSG pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations, warranties and covenants by
Telesource or SBSG, as the case may be, hereunder. All representations, warranties and covenants made by Telesource and by SBSG in this Agreement, or pursuant hereto, shall survive for two years beyond the Closing Date.

        12.3 Nondisclosure. SBSG will not at any time after the date of this
Agreement, without Telesource' consent, divulge, furnish to or make accessible to anyone (other than to its representatives as part of its due diligence or corporate investigation) any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects (including, without limitation, customers or suppliers) ("Confidential Information") of Telesource.

        Telesource will not at any time after the date of this Agreement, without SBSG's consent (except as may be required by law), use, divulge, furnish to or make accessible to anyone any Confidential Information (other than to its representatives as part of its due diligence or corporate investigation) with respect to SBSG. The undertakings set forth in the preceding two paragraphs of this Section 12.3 shall lapse if the Closing takes place as to SBSG and
Telesource, but shall not lapse as to the officers and directors of SBSG, individually.

        Any information, which (i) at or prior to the time of disclosure by either of Telesource or SBSG was generally available to the public through no breach of this covenant, (ii) was available to the public on a non-confidential basis prior to its disclosure by either of Telesource or SBSG or (iii) was made

                                       20

available to the public from a third party, provided that such third party did not obtain or disseminate such information in breach of any legal obligation to
Telesource or SBSG, shall not be deemed Confidential Information for purposes hereof, and the undertakings in this covenant with respect to Confidential
Information shall not apply thereto.

        12.4 Succession and Assignments; Third Party Beneficiaries. This Agreement
may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. Except as expressly set forth in this Section, there shall be no third party beneficiaries of this Agreement.

        12.5 Notices. All notices, requests, demands or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the addresses specified in writing by each party.

        Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the fifth
(5th) business day following the date deposited with the United States Postal
Service, or (iii) twenty-four (24) hours after shipment by such courier service.

        12.6 Construction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof, except to the extent that the
Securities Act or the Exchange Act applies to the Registration Statements and the Proxy Statement.

        12.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

        12.8 No Implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. All rights, powers and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

        12.9 Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written, as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.

        12.10 Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

        12.11 Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

                                       21

        12.12 Public Disclosure. From and after the date hereof through the Closing
Date, SBSG shall not issue a press release or any other public announcement with respect to the transactions contemplated hereby without the prior consent of
Telesource, which consent shall not be unreasonably withheld or delayed. It is understood by Telesource that SBSG is required under the Exchange Act to make prompt disclosure of any material transaction.

        THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, HAVE HAD THE
OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE, AND
UNDERSTAND EACH OF THE PROVISIONS OF THIS AGREEMENT.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

TELESOURCE:                           Telesource International, Incorporated

                                      By:/s/ Nidal Z. Zayed
                                         Nidal Z. Zayed
                                         Executive Vice President

Attest:/s/ Bud Curley

SIXTH BUSINESS:                          Sixth Business Service Group, Incorporated

                                         By:/s/ Mike Williams
                                            Mike Williams
                                            President , Treasurer and Director